Exhibit 99.1

NEWS RELEASE

NUVASIVE ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

SAN DIEGO – May 1, 2018 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today announced financial results for the quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Revenue increased 4.6% to $260.5 million, or 3.4% on a constant currency basis;
•	GAAP operating profit margin of (7.0%); Non-GAAP operating profit margin of 12.3%; and
•	GAAP diluted loss per share of ($0.53); Non-GAAP diluted earnings per share increase of 5.4% to $0.39.

“In the first quarter 2018, NuVasive’s International business continued its momentum of 20% growth year over year on a constant currency basis, with our core U.S. hardware business showing solid case volume growth,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive. “As we look forward to the remainder of the year, we expect our continued innovation—including the expansion of our lateral procedural solutions with the integration of Lateral Single-Position Surgery, further build out of our Advanced Materials Science portfolio and the initial launch of our Surgical Intelligence platform—to drive further differentiation of NuVasive technologies with surgeon partners. We also anticipate our Ohio manufacturing facility production ramping up in the second half of the year and we begin to realize the 400 basis point improvement in gross margins through this in-sourcing manufacturing effort.”

A full reconciliation of non-GAAP to GAAP measures can be found in the tables of this news release.

First Quarter 2018 Results

NuVasive reported first quarter 2018 total revenue of $260.5 million, a 4.6% increase compared to $249.0 million for the first quarter 2017. On a constant currency basis, first quarter 2018 total revenue increased 3.4% compared to the same period last year.

For the first quarter 2018, GAAP and non-GAAP gross profit was $186.7 million and $187.1 million, respectively, and GAAP and non-GAAP gross margin was 71.7% and 71.8%, respectively. These results compared to both GAAP and non-GAAP gross profit of $187.6 million, and both GAAP and non-GAAP gross margin of 75.3% for the first quarter 2017.

The Company reported a GAAP net loss of ($27.1) million, or ($0.53) per share, for the first quarter 2018 compared to a GAAP net income of $12.4 million, or $0.22 per share, for the first quarter 2017. On a non-GAAP basis, the Company reported net income of $20.2 million, or $0.39 per share, for the first quarter 2018 compared to net income of $19.7 million, or $0.37 per share, for the first quarter 2017. The GAAP net loss for the quarter was driven primarily by an increase in litigation liability of $29.0 million related to the Company’s previously disclosed lawsuit with a former sales agent, which has been ongoing since 2013.

During the quarter ended March 31, 2018, the Company obtained a favorable tax ruling with respect to its operations in Tennessee. The Company modified its local operations to obtain the ruling, which provides for tax exemptions for property, sales and use taxes specific to the state. With the Company’s primary distribution facility based in Memphis, the Company expects this tax ruling to yield in excess of $100 million in tax savings over the next 15 years. The Company engaged a specialized tax consultant to assist with these efforts and the Company recorded a non-recurring, success-based fee of $6.1 million in its first quarter 2018 financials.

Annual Financial Guidance for 2018

The Company reiterated its full-year 2018 guidance, and assumes a full-year benefit of U.S. tax reform, suspension of the medical device tax and the recent acquisition of SafePassage.

		2018 Guidance Range [1]
		Prior				Current
	(in million's; except %'s and EPS)	GAAP		Non-GAAP		GAAP		Non-GAAP
	Revenue	$1,095	$1,105	$1,095	$1,105	$1,095	$1,105	$1,095	$1,105
	% Growth - Reported [2]	6.4%	7.3%	6.4%	7.3%	6.7%	7.6%	6.7%	7.6%
	% Growth - Constant Currency [2,3]			5.9%	6.9%			5.7%	6.6%
	Operating margin	13.0%	13.0%	17.6%	17.6%	9.6%	9.7%	17.6%	17.6%
	Earnings per share	$1.56	$1.59	$2.44	$2.47	$0.71	$0.74	$2.44	$2.47
	EBITDA	23.4%	23.4%	26.9%	26.9%	19.5%	19.5%	26.9%	26.9%
	Tax Rate	~19%	~19%	~24%	~24%	~31%	~31%	~23%	~23%

[1]	Prior guidance reflects the range provided February 26, 2018. Current guidance reflects the range provided May 1, 2018.
[2]	2017 has been recasted and presented based on our full retrospective method of adoption of ASC 606.
[3]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

•

Full-year 2018 revenue in the range of $1,095 million to $1,105 million reflecting organic growth in the range of 4.7% to 5.7% and reported growth of 6.7% to 7.6%, inclusive of the recent acquisition of SafePassage;

•	Non-GAAP diluted earnings per share in a range of $2.44 to $2.47;
•	Non-GAAP operating profit margin of approximately 17.6%;
•	Adjusted EBITDA margin of approximately 26.9%;
•	Non-GAAP effective tax expense rate of approximately 23%, compared with the prior expectation of approximately 24%;
•	The Company now expects currency to have a positive impact in 2018 of approximately $10 million, compared with the prior expectation of approximately $5 million; and
•	The Company continues to expect to drive at least 100 basis points in non-GAAP operating margin expansion and adjusted EBITDA of approximately $295 million to $305 million.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
		2017 Actuals [1,2]	2018 Guidance Range [2,3]
			Prior [4]		Current [5]
	GAAP net income per share	$1.48	$1.56	$1.59	$0.71	$0.74
	Impact of change to diluted share count	0.08	0.01	0.01	0.01	0.01
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$1.56	$1.57	$1.60	$0.72	$0.75

	Business transition costs [6]	0.08	0.04	0.04	0.07	0.07
	Non-cash purchase accounting adjustments on acquisitions [7]	0.01	0.02	0.02	0.02	0.02
	Non-cash interest expense on convertible notes	0.33	0.32	0.32	0.32	0.32
	Litigation liability [8]	0.09	-	-	0.55	0.55
	Non-recurring consulting fees [9]	-	-	-	0.12	0.12
	Impairment of strategic investment	-	-	-	0.17	0.17
	Amortization of intangible assets [10]	0.89	0.88	0.88	0.89	0.89
	Tax effect of adjustments [11]	(1.07)	(0.39)	(0.39)	(0.42)	(0.42)
	Non-GAAP earnings per share	$1.89	$2.44	$2.47	$2.44	$2.47

	GAAP Weighted shares outstanding - basic	50,874	51,025	51,025	51,025	51,025
	GAAP Weighted shares outstanding - diluted	55,193	52,647	52,647	52,647	52,647
	Non-GAAP Weighted shares outstanding - diluted [12]	52,345	52,185	52,185	52,185	52,185

[1]	2017 has been recasted and presented based on our full retrospective method of adoption of ASC 606.
[2]	Items may not foot due to rounding.
[3]	Prior guidance reflects the range provided February 26, 2018. Current guidance reflects the range provided May 1, 2018.
[4]	Effective tax expense rate of ~19% applied to GAAP earnings and ~24% applied to Non-GAAP earnings.
[5]	Effective tax expense rate of ~31% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[6]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[7]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[8]	Related to the Medtronic litigation matter for fiscal year 2017 and for fiscal year 2018 represents the estimated loss contingency for the Madsen Medical, Inc. litigation matter.
[9]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[10]	2017 results exclude the amortization associated with non-controlling interest.
[11]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~23% on a non-GAAP basis.

[12]

Represents the exclusion of diluted shares associated with the Company's convertible debt and warrant which are economically hedged by the Company's bond hedge arrangement on the Senior Convertible Notes due 2021.

Reconciliation of Non-GAAP Operating Margin %

		2017 Actuals [1,2]	2018 Guidance [2,3]
	(in thousands, except %)		Prior	Current
	Non-GAAP Gross Margin % [A]	73.9%	74.0%	73.5%
	Non-cash purchase accounting adjustments on acquisitions [4]	(0.1%)	(0.1%)	(0.1%)
	GAAP Gross Margin [B]	73.9%	73.9%	73.4%

	Non-GAAP Sales, Marketing & Administrative Expense [C]	52.5%	51.1%	50.6%
	Non-recurring consulting fees [5]	0.0%	0.0%	0.6%
	GAAP Sales, Marketing & Administrative Expense [D]	52.5%	51.1%	51.2%

	Non-GAAP Research & Development Expense [E]	4.9%	5.3%	5.3%
	In-process research & development	0.0%	0.0%	0.0%
	GAAP Research & Development Expense [F]	4.9%	5.3%	5.3%

	Litigation liability [G] [6]	0.4%	0.0%	2.6%
	Amortization of intangible assets [H] [7]	4.7%	4.3%	4.3%
	Business transition costs [I] [8]	0.4%	0.2%	0.4%

	Non-GAAP Operating Margin % [A - C - E]	16.4%	17.6%	17.6%

	GAAP Operating Margin % [B - D - F - G - H - I]	10.9%	13.0%	9.6%

[1]	2017 has been recasted and presented based on our full retrospective method of adoption of ASC 606.
[2]	Items may not foot due to rounding.
[3]	Prior guidance reflects the range provided February 26, 2018. Current guidance reflects the range provided May 1, 2018.
[4]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[5]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[6]	Related to the Medtronic litigation matter for fiscal year 2017 and for fiscal year 2018 represents the estimated loss contingency for the Madsen Medical, Inc. litigation matter.
[7]	2017 results exclude the amortization associated with non-controlling interest.
[8]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA %

		2017 Actuals [1,2]	2018 Guidance [2,3]
	(in thousands, except %)		Prior	Current
	Net Income / (Loss)	7.9%	7.5%	3.4%
	Interest (income) / expense, net	3.7%	3.6%	3.6%
	Provision for income taxes	(0.7%)	1.7%	1.6%
	Depreciation and amortization [4]	11.7%	10.6%	10.9%
	EBITDA	22.6%	23.4%	19.5%
	Non-cash stock based compensation	2.2%	3.2%	3.0%
	Business transition costs [5]	0.4%	0.2%	0.3%
	Non-cash purchase accounting adjustments on acquisitions [6]	0.1%	0.1%	0.1%
	Litigation liability [7]	0.4%	0.0%	2.6%
	Non-recurring consulting fees [8]	0.0%	0.0%	0.6%
	Impairment of strategic investment	0.0%	0.0%	0.8%
	Adjusted EBITDA	25.6%	26.9%	26.9%

[1]	2017 has been recasted and presented based on our full retrospective method of adoption of ASC 606.
[2]	Items may not foot due to rounding.
[3]	Prior guidance reflects the range provided February 26, 2018. Current guidance reflects the range provided May 1, 2018.
[4]	2017 results exclude the amortization associated with non-controlling interest.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]	Related to the Medtronic litigation matter for fiscal year 2017 and for fiscal year 2018 represents the estimated loss contingency for the Madsen Medical, Inc. litigation matter.
[8]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.

Reconciliation of Non-GAAP Information

Reconciliation of Non-GAAP Information Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, business transition costs, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation charges and non-cash interest expense (excluding debt issuance cost) and or losses on convertible notes. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation liabilities, and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	Reconciliation of First Quarter 2018 Results
	GAAP Net Loss to Adjusted EBITDA

		Three months ended
	(in thousands, except per share data)	March 31, 2018
	GAAP net loss	$(27,132)
	Interest expense/(income), net	9,333
	Provision for income taxes	(10,126)
	Depreciation and amortization	32,090
	EBITDA	$4,165
	Business transition costs [1]	2,253
	Non-cash purchase accounting adjustments on acquisitions [2]	405
	Litigation liability [3]	28,995
	Non-recurring consulting fees [4]	6,084
	Impairment of strategic investment	9,004
	Non-cash stock based compensation	4,134
	Adjusted EBITDA	$55,040
	As a percentage of revenue	21.1%

[1]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Represents the amount accrued as an estimated loss contingency in connection with the Madsen Medical, Inc. litigation matter.
[4]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.

	Reconciliation of First Quarter 2018 Results
	GAAP Net Loss per Share to Non-GAAP Earnings per Share

		Adjustments	Diluted Earnings Per Share
	(in thousands, except per share data)
	GAAP net loss	$(27,132)	$(0.53)

	Business transition costs [1]	2,253
	Non-cash purchase accounting adjustments on acquisitions [2]	405
	Non-cash interest expense on convertible notes	4,099
	Litigation liability [3]	28,995
	Non-recurring consulting fees [4]	6,084
	Impairment of strategic investment	9,004
	Amortization of intangible assets	12,425
	Tax effect of adjustments [5]	(15,976)
	Adjustments to GAAP net loss	47,289
	Non-GAAP earnings	$20,157	$0.39

	GAAP weighted shares outstanding - basic and diluted		51,226
	Non-GAAP weighted shares outstanding - diluted [6]		51,742

[1]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Represents the amount accrued as an estimated loss contingency in connection with the Madsen Medical, Inc. litigation matter.
[4]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[5]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~23% on a non-GAAP basis.

[6]

Represents the exclusion of diluted shares associated with the Company's convertible debt and warrant which are economically hedged by the Company's bond hedge arrangement on the Senior Convertible Notes due 2021.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the first quarter 2018. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive's website through June 1, 2018. In addition, a telephone replay of the call will be available until May 8, 2018. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13678607.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With over $1 billion in revenues, NuVasive has an approximate 2,400 person workforce in more than 40 countries around the world. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the first quarter 2018, as well as projections for 2018 financial guidance and longer-term financial performance goals. The Company’s results for the first quarter 2018 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2018 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
(unaudited)	2018	2017
Revenue
Product revenue	$233,515	$224,955
Service revenue	27,007	24,058
Total revenue	260,522	249,013
Cost of revenue (excluding below amortization of intangible assets)
Cost of products sold	55,191	45,901
Cost of services	18,623	15,542
Total cost of revenue	73,814	61,443
Gross profit	186,708	187,570
Operating expenses:
Sales, marketing and administrative	146,766	140,368
Research and development	14,491	12,414
Amortization of intangible assets	12,425	12,061
Litigation liability loss	28,995	—
Business transition costs	2,253	55
Total operating expenses	204,930	164,898
Interest and other expense, net:
Interest income	134	137
Interest expense	(9,467)	(9,799)
Other (expense) income, net	(9,703)	258
Total interest and other expense, net	(19,036)	(9,404)
(Loss) income before income taxes	(37,258)	13,268
Income tax benefit (expense)	10,126	(1,285)
Consolidated net (loss) income	$(27,132)	$11,983
Add back net loss attributable to non-controlling interest	$—	$(443)
Net (loss) income attributable to NuVasive, Inc.	$(27,132)	$12,426

Net (loss) income per share attributable to NuVasive, Inc.:
Basic	$(0.53)	$0.25
Diluted	$(0.53)	$0.22
Weighted average shares outstanding:
Basic	51,226	50,566
Diluted	51,226	57,786

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$73,741	$72,803
Restricted cash and investments	—	3,901
Accounts receivable, net of allowances of $14,734 and $13,026, respectively	188,107	200,220
Inventory, net	257,982	247,138
Prepaid income taxes	16,877	17,209
Prepaid expenses and other current assets	21,102	18,792
Total current assets	557,809	560,063
Property and equipment, net	227,573	215,326
Intangible assets, net	287,600	280,774
Goodwill	563,046	536,926
Deferred tax assets	5,277	6,440
Restricted cash and investments	2,394	1,494
Other assets	27,433	39,117
Total assets	$1,671,132	$1,640,140
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$83,136	$75,767
Contingent consideration liabilities	11,670	18,952
Accrued payroll and related expenses	39,369	55,618
Litigation liabilities	38,190	8,150
Short-term borrowings	55,000	—
Income tax liabilities	3,899	2,908
Total current liabilities	231,264	161,395
Long-term senior convertible notes	587,716	582,920
Deferred and income tax liabilities, non-current	4,900	18,870
Other long-term liabilities	84,856	77,539
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at March 31, 2018 and December 31, 2017, 56,335,550 and 56,164,060 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	60	60
Additional paid-in capital	1,358,759	1,363,549
Accumulated other comprehensive loss	(4,353)	(6,933)
(Accumulated deficit) retained earnings	(22,370)	4,762
Treasury stock at cost; 5,077,543 shares and 5,001,886 shares at March 31, 2018 and December 31, 2017, respectively	(569,700)	(565,867)
Total NuVasive, Inc. stockholders’ equity	762,396	795,571
Non-controlling interest	—	3,845
Total equity	762,396	799,416
Total liabilities and equity	$1,671,132	$1,640,140

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
(unaudited)	2018	2017
Operating activities:
Consolidated net (loss) income	$(27,132)	$11,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,090	29,510
Impairment of strategic investment	9,003	—
Amortization of non-cash interest	4,925	5,369
Stock-based compensation	4,134	7,017
Reserves on current assets	4,080	(1,998)
Other non-cash adjustments	4,456	3,013
Deferred income taxes	(12,671)	1,440
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	16,933	1,719
Inventory	(12,126)	(13,800)
Prepaid expenses and other current assets	(1,737)	(2,614)
Accounts payable and accrued liabilities	1,579	550
Accrued payroll and related expenses	(18,493)	(12,721)
Litigation liability	30,040	—
Income taxes	1,294	(1,298)
Net cash provided by operating activities	36,375	28,170
Investing activities:
Acquisitions and investments	(51,794)	(2,500)
Purchases of intangible assets	(2,657)	(1,249)
Purchases of property and equipment	(29,109)	(34,545)
Net cash used in investing activities	(83,560)	(38,294)
Financing activities:
Proceeds from the issuance of common stock	336	410
Purchase of treasury stock	(2,155)	(10,356)
Payment of contingent consideration	(8,900)	—
Proceeds from revolving line of credit	65,000	—
Repayments on revolving line of credit	(10,000)	—
Other financing activities	(141)	(181)
Net cash provided by (used in) financing activities	44,140	(10,127)
Effect of exchange rate changes on cash	982	758
Decrease in cash, cash equivalents and restricted cash	(2,063)	(19,493)
Cash, cash equivalents and restricted cash at beginning of period	78,198	161,048
Cash, cash equivalents and restricted cash at end of period	$76,135	$141,555

Investor Contact:

Suzanne Hatcher
NuVasive, Inc.

858-458-2240

ir@nuvasive.com

Media Contact:

Troy Anderson

NuVasive, Inc.

858-320-5243

media@nuvasive.com